Exhibit 99.1

VirTra Sets Annual Meeting of Stockholders for Friday, September 6, 2019 at 2:00 p.m. Local Time

TEMPE, Ariz. — July 22, 2019 — VirTra, Inc. (NASDAQ: VTSI) (“VirTra”), a global provider of training simulators for the law enforcement, military, educational and commercial markets, will hold its 2019 Annual Meeting of Stockholders on Friday, September 6th at 2:00 p.m. local time at its corporate headquarters located at 7970 S. Kyrene Road, Tempe, Arizona 85284.

Shareholders of record at the close of business on Thursday, July 18, 2019 will be entitled to vote at and attend the meeting.

About VirTra

VirTra (NASDAQ: VTSI) is a global provider of training simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly-effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

Media Contact:

Susan Lehman

Slehman@virtra.com

510-599-6555

Investor Relations Contact:

Matt Glover or Charlie Schumacher

VTSI@gatewayir.com

949-574-3860